Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Solar Power, Inc.
4080 Cavitt Stallman Road
Suite 100
Granite Bay, CA. 95746
USA

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement of our report dated December 29, 2006, relating to the consolidated financial statements of Solar Power, Inc., a California corporation which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO McCabe Lo Limited
BDO McCabe Lo Limited

Hong Kong, March 2, 2007